UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2008
ENERGYSOUTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-29604 (Commission File Number)	58-2358943 (IRS Employer Identification No.)
2828 Dauphin Street, Mobile, AL 36606
(Addresses of Principal Executive Offices, including Zip Code)
(251) 450-4774
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03. Material Modification to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 10.(v)-11
EXHIBIT 10.(v)-12
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
Second Amendment to Amended and Restated Credit Agreement
     Effective on September 30, 2008, EnergySouth, Inc. (the “Company”) and the Company’s subsidiary Bay Gas Storage Company, Ltd. (“Bay Gas”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) which amends the Amended and Restated Credit Agreement dated as of November 28, 2007 (the “Credit Agreement”) between the Company and Bay Gas, as borrowers, and Regions Bank, as administrative agent for the lenders party to the Credit Agreement.
     The Credit Agreement Amendment (i) amends the definition of “Change of Control” in the Credit Agreement to exclude certain events contemplated by the Merger Agreement (as defined below), (ii) amends the definition of “Consolidated Net Income” in the Credit Agreement to exclude certain expenses incurred by the Company in connection with the Merger Agreement and the transactions contemplated thereby, and (iii) makes certain other modifications to the Credit Agreement as set forth therein.
     In connection with the Credit Agreement Amendment, certain subsidiaries of the Company ratified and confirmed the terms of their respective guaranties of the indebtedness of the Company and Bay Gas under the Credit Agreement.
     The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10(v)-11.
First Amendment to Guaranty
     Also effective on September 30, 2008, the Company entered into a First Amendment to Guaranty (the “Guaranty Amendment”) which amends the Guaranty Agreement dated as of December 1, 2000 (the “Guaranty Agreement”) between the Company and the Noteholders (as defined in the Guaranty Amendment). The Guaranty Amendment (i) amends the definition of “Consolidated Net Income Available for Fixed Charges” in the Guaranty Agreement to exclude certain expenses incurred by the Company in connection with the Merger Agreement and the transactions contemplated thereby, and (ii) makes certain other modifications to the Guaranty Agreement as set forth therein.
     The foregoing description of the Guaranty Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10(v)-12.
Code Section 409A Amendments
     The information set forth in Item 5.02(e) is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On October 1, 2008, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 25, 2008, by and among the Company, Sempra Energy (“Buyer”) and EMS Holding Corp. (“Merger Sub”), the parties have completed the merger (the “Merger”) of Merger Sub, a wholly-owned indirect subsidiary of Buyer, with and into the Company, with Company as the surviving corporation. As a result of the Merger, the

Company became a wholly-owned indirect subsidiary of Buyer.
     At the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) outstanding (other than shares held (i) by the Company, Buyer, Merger Sub, or any other wholly owned subsidiary of Buyer or the Company, and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal for their shares under Delaware law) was cancelled and converted into the right to receive $61.50 in cash, without interest and less any applicable withholding taxes.
     Pursuant to the Merger Agreement, each option to purchase shares of Common Stock outstanding at the effective time of the Merger (whether vested or unvested) was cancelled, and each holder thereof became entitled to receive an amount in cash equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) the excess, if any, of the per share merger consideration of $61.50 over the per share exercise price of such stock option. Similarly, each performance share award or performance-based restricted stock unit award that was outstanding immediately prior to the effective time of the Merger was cancelled and the holder thereof became entitled to receive an amount in cash equal to the product of the target number of shares or units underlying such award multiplied by the merger consideration of $61.50. Phantom stock units that had been credited to a participant’s account as of the effective time of the Merger were converted into a dollar amount equal to the product of the number of such phantom stock units credited to such account multiplied by the merger consideration of $61.50 per share.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2(a)-4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2008, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on October 1, 2008, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25, thereby commencing the process of delisting the Common Stock from NASDAQ. The Company intends to file a Form 15 to suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act as soon as practicable.
Item 3.03. Material Modification to Rights of Security Holders.
     On October 1, 2008, pursuant to the terms of the Merger Agreement, each share of Common Stock outstanding (other than shares held (i) by the Company, Buyer, Merger Sub, or any other wholly owned subsidiary of Buyer or the Company, and (ii) by stockholders who have perfected and not withdrawn a demand for appraisal for their shares under Delaware law) was cancelled and converted into the right to receive $61.50 in cash, without interest and less any applicable withholding taxes.

Item 5.01.	Changes in Control of Registrant.
     The information disclosed in Item 2.01 is hereby incorporated by reference. On October 1, 2008, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company became a wholly owned indirect subsidiary of Buyer.
     The total merger consideration paid by Buyer was approximately $510 million in cash. Buyer funded the merger consideration from cash on hand and short-term borrowings.
     The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which was previously disclosed as Exhibit 2(a)-4 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2008, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Replacement of Directors and Certain Officers
     At the effective time of the Merger on October 1, 2008, in accordance with the Merger Agreement, Joseph A. Householder, George S. Liparidis and Mark A. Snell, as directors of Merger Sub immediately prior to the effective time of the Merger, replaced John C. Hope, III, Thomas B. Van Antwerp, Walter A. Bell, C.S. Liollio, Judy A. Marston, S. Felton Mitchell, Jr., Harris V. Morrissette, Robert H. Rouse and J.D. Woodward as the members of the Board of Directors of the Company.
     Following the effective time of the Merger on October 1, 2008, the Company’s Board of Directors appointed George S. Liparidis as the Chairman of the Board, President and Chief Executive Officer of the Company, and Charles A. McMonagle as the Senior Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Liparidis is the President of Sempra Pipelines & Storage and has been an officer of Sempra Energy or one or more of its subsidiaries for more than five years. Mr. McMonagle is the Senior Vice President and Treasurer of Sempra Energy and has been an officer of Sempra Energy or one or more of its subsidiaries for more than five years. Concurrently with these appointments, each of the individuals who were executive officers of the Company at the time of the Merger ceased serving as executive officers of the Company. Discussions are presently continuing between the Company and certain of these individuals about their post-closing roles with the Company and its subsidiaries.
(e) Code Section 409A Amendments
     On September 30, 2008, the Board of Directors of the Company approved and authorized amendments to the Employment Agreements or Change in Control Agreements with the following named executive officers in order to bring such agreements into documentary compliance with, or secure an exemption from, Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and Internal Revenue Service guidance thereunder:
•	Employment Agreement, dated August 1, 2006, as amended July 27, 2007, between the Company and C.S. “Dean” Liollio
•	Employment Agreement, dated April 2, 2007, between the Company’s subsidiary, EnergySouth Midstream, Inc., and Benjamin J. Reese

•	Change in Control Agreement, dated December 14, 2007, between the Company and Charles P. Huffman
•	Change in Control Agreement, dated December 14, 2007, between the Company and Gregory H. Welch
•	Change in Control Agreement, dated December 14, 2007, between the Company and G. Edgar Downing, Jr.
Such amended and restated agreements with these officers do not increase the amounts reported in the Company’s August 20, 2008 proxy statement as payable to them in connection with the Merger or otherwise.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Merger Agreement, at the effective time of the Merger, the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Merger became the Certificate of Incorporation and Bylaws of the Company. The Certificate of Incorporation and Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.
     The Company and Buyer issued a joint press release on October 1, 2008 announcing the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
     The following exhibits are filed as part of this report:

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

10(v)-11	Second Amendment to Amended and Restated Credit Agreement, effective September 30, 2008.

10(v)-12	First Amendment to Guaranty, effective September 30, 2008.

99.1	Joint Press Release issued by EnergySouth, Inc. and Sempra Energy, dated October 1, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOUTH, INC.
/s/ Randall L. Clark
	Name:	Randall L. Clark
Date: October 6, 2008	Title:	Secretary

EXHIBIT INDEX

3.1	Certificate of Incorporation of the Company

3.2	Bylaws of the Company

10(v)-11	Second Amendment to Amended and Restated Credit Agreement, effective September 30, 2008

10(v)-12	First Amendment to Guaranty, effective September 30, 2008

99.1	Joint Press Release issued by EnergySouth, Inc. and Sempra Energy, dated October 1, 2008